Exhibit 4.1
EXECUTION VERSION

CATERPILLAR FINANCIAL SERVICES CORPORATION
REGISTRATION RIGHTS AGREEMENT
September 26, 2016

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013	Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005
Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park New York, New York 10036	ING Financial Markets LLC 1325 Avenue of the Americas New York, New York 10019
Société Générale 10 Bishops Square London E1 6EG	Lloyds Securities Inc. 1095 Avenue of the Americas New York, New York 10036
Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019	Loop Capital Markets LLC 111 W. Jackson Blvd., Suite 1901 Chicago, Illinois 60604
J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179	Mizuho Securities USA Inc. 320 Park Avenue, 12th Floor New York, New York 10022
BNY Mellon Capital Markets, LLC 101 Barclay Street 3rd Floor New York, New York 10286	The Williams Capital Group, L.P. 650 Fifth Avenue, 9th Floor New York, New York 10019

Ladies and Gentlemen:
Caterpillar Financial Services Corporation, a Delaware corporation (the “Company”), has made three separate offers to exchange (the “Exchange Offers”) any and all of (i) the Company’s outstanding Medium-Term Notes, Series F, 5.85% Notes due 2017 (the “5.85% Notes”), (ii) Company’s outstanding Medium-Term Notes, Series F, 5.45% Notes due 2018 (the “5.45% Notes”) and (iii) the Company’s outstanding Medium-Term Notes, Series F, 7.05% Notes due 2018 (the “7.05% Notes” and, together with the 5.85% Notes and the 5.45% Notes, the “Existing Securities”), for a combination of cash and $366,291,000 aggregate principal amount of newly issued debt securities of the Company maturing in 2021 (the “Securities”) as specified in the confidential offering memorandum dated September 7, 2016 relating to the Exchange Offers. The Securities will be issued pursuant to the Indenture, dated as of April 15, 1985, as amended and supplemented (as so amended and supplemented, the “Indenture”), between the Company and U.S. Bank Trust National Association, as successor trustee (the “Trustee”). The Company agrees with you, for the benefit of the Holders (as defined below), as follows:

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1.Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:
“Additional Interest” has the meaning set forth in Section 7(a) hereof.
“Affiliate” means with respect to any specified Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling,” and “controlled” have meanings correlative to the foregoing.
“Agreement” means this Registration Rights Agreement, as it may be amended, supplemented or modified from time to time.
“Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.
“Commission” means the Securities and Exchange Commission.
“Dealer Manager Agreement” means the Dealer Manager Agreement, dated as of September 7, 2016, as amended, among the Company and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Société Générale, Barclays Capital Inc., J.P. Morgan Securities LLC, BNY Mellon Capital Markets, LLC, Deutsche Bank Securities Inc., ING Financial Markets LLC, Lloyds Securities Inc., Loop Capital Markets LLC, Mizuho Securities USA Inc. and The Williams Capital Group, L.P.
“Exchange Act” means the Securities Exchange Act of 1934 as amended, and the rules and regulations of the Commission promulgated thereunder.
“Exchange Offer Registration Period” means the earlier of (i) 180-day period following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement, and (ii) the date on which Exchanging Dealers, if any, are no longer required to deliver a prospectus in connection with the resale of any Exchange Securities.
“Exchange Offer Registration Statement” means a registration statement of the Company on an appropriate form under the Securities Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.
“Exchange Securities” means debt securities of the Company identical in all material respects to the Securities (except that the transfer restrictions will be eliminated, and interest will accrue from the last interest payment date prior to the consummation of the Registered Exchange Offer on

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which interest has been paid on the Securities, or if no interest has been paid on the Securities prior to the consummation of the Registered Exchange Offer, from the date hereof), to be issued under the Indenture in exchange for Securities pursuant to the Registered Exchange Offer.
“Exchanging Dealer” means any Holder which is a broker-dealer electing to exchange Securities acquired for its own account as a result of market-making activities or other trading activities for Exchange Securities.
“Existing Securities” has the meaning set forth in the preamble hereto.
“Holder” means a holder of the Securities or of any other securities into which the Securities are exchanged.
“Indemnified Holder Parties” has the meaning set forth in Section 6(a) hereof.
“Indemnified Underwriter Parties” has the meaning set forth in Section 6(a) hereof.
“Indenture” has the meaning set forth in the preamble hereto.
“Losses” has the meaning set forth in Section 6(a) hereof.
“Majority Holders” means the Holders of a majority of the aggregate principal amount of securities registered under a Registration Statement.
“Managing Underwriters” means the investment banker or investment bankers and manager or managers that shall administer a firm commitment underwritten public offering of securities under a Shelf Registration Statement.
“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.
“Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities or the Exchange Securities, covered by such Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments.
“Registered Exchange Offer” means the proposed offer to the Holders to issue and deliver to such Holders, in exchange for the Securities, a like principal amount of the Exchange Securities.
“Registered Exchange Offer Completion Deadline” has the meaning set forth in Section 2(b) hereof.

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“Registered Exchange Offer Effectiveness Deadline” has the meaning set forth in Section 2(a) hereof.
“Registered Exchange Offer Filing Deadline” has the meaning set forth in Section 2(a) hereof.
“Registration Default” has the meaning set forth in Section 7(a) hereof.
“Registration Statement” means any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Securities or the Exchange Securities pursuant to the provisions of this Agreement, all amendments and supplements to such registration statement, including, without limitation, post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.
“Securities” has the meaning set forth in the preamble hereto.
“Securities Act” means the Securities Act of 1933 as amended, and the rules and regulations of the Commission promulgated thereunder.
“Shelf Registration” means a registration effected pursuant to Section 3 hereof.
“Shelf Registration Effectiveness Deadline” has the meaning set forth in Section 3(a)
“Shelf Registration Period” has the meaning set forth in Section 3(b) hereof.
“Shelf Registration Statement” means a “shelf” registration statement of the Company pursuant to the provisions of Section 3 hereof which covers some of or all the Securities or Exchange Securities, as applicable, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.
“Staff” means the staff of the Commission.
“Trustee” has the meaning set forth in the preamble hereto.
“underwriter” means any underwriter of securities in connection with an offering thereof under a Shelf Registration Statement.
2.    Registered Exchange Offer; Resales of Exchange Securities by Exchanging Dealers.
(a)    To the extent not prohibited by any applicable law or applicable interpretation of the Staff, the Company shall prepare and, not later than 120 days after the date hereof (or if such 120th day is not a Business Day, the next succeeding Business Day) (the “Registered Exchange Offer Filing Deadline”), shall file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer. The Company shall

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use commercially reasonable efforts to cause the Exchange Offer Registration Statement to become effective under the Securities Act not later than the date (the “Registered Exchange Offer Effectiveness Deadline”) that is (i) 180 days after the date hereof (or if such 180th day is not a Business Day, the next succeeding Business Day), or (ii) if the Exchange Offer Registration Statement is reviewed by the Commission, 270 days after the date hereof (or if such 270th day is not a Business Day, the next succeeding Business Day).
(b)    Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall (i) use commercially reasonable efforts to commence promptly the Registered Exchange Offer and complete the Registered Exchange Offer not later than the date (the “Registered Exchange Offer Completion Deadline”) that is (A) 265 days after the date hereof (or if such 265th day is not a Business Day, the next succeeding Business Day), or (B) if the Exchange Offer Registration Statement is reviewed by the Commission, 345 days following the date hereof (or if such 345th day is not a Business Day, the next succeeding Business Day), and (ii) use commercially reasonable efforts to issue, promptly after the expiration of such Registered Exchange Offer, the Exchange Securities in exchange for all Securities validly tendered prior to the expiration of such Registered Exchange Offer.
(c)    In connection with the Registered Exchange Offer, the Company shall:
(i)    mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;
(ii)    keep the Registered Exchange Offer open for not less than 20 business days (as defined in Rule 14d-1(g) of the Exchange Act) after the date notice thereof is mailed to the Holders (or longer if required by applicable law);
(iii)    use its commercially reasonable efforts to keep the Exchange Offer Registration Statement effective until the settlement of the Registered Exchange Offer;
(iv)    utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York; and
(v)    comply in all material respects with all applicable laws.
(d)    As soon as practicable after the close of the Registered Exchange Offer:
(i)    the Company shall accept for exchange all Securities validly tendered and not validly withdrawn pursuant to the Registered Exchange Offer;
(ii)    the Company shall deliver to the Trustee for cancellation all Securities so accepted for exchange; and
(iii)    the Company shall instruct the Trustee to promptly authenticate and deliver to each Holder of Securities so accepted for exchange, Exchange

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Securities equal in principal amount to the Securities of such Holder so accepted for exchange.
(e)    As a condition to participating in the Registered Exchange Offer, a Holder will be required to represent to the Company that (i) the Securities have been and any Exchange Securities received by it will be acquired in the ordinary course of its business, (ii) at the time of the commencement of the Registered Exchange Offer it has no arrangement or understanding with any Person to participate in, and is not engaged and does not intend to engage in, the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (iii) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company, and (iv) either (A) it is not an Exchanging Dealer, or (B) if such Holder is an Exchanging Dealer, then such Holder will deliver a Prospectus (or, to the extent permitted by applicable law, make available a Prospectus to purchasers) in connection with any resale of such Exchange Securities.
(f)    The Company acknowledges that, pursuant to current interpretations by the Staff of Section 5 of the Securities Act, and in the absence of an applicable exemption therefrom, each Exchanging Dealer is required to deliver a Prospectus (or, to the extent permitted by applicable law, make available a Prospectus to purchasers) in connection with any resale of any Exchange Securities received by such Exchanging Dealer pursuant to the Registered Exchange Offer in exchange for Securities acquired for its own account as a result of market-making activities or other trading activities. Accordingly, the Company shall:
(i)    indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Exchanging Dealer who holds Securities acquired for its own account as a result of market-making activities or other trading activities may exchange such Securities for Exchange Securities pursuant to the Registered Exchange Offer; however, such Exchanging Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver (or, to the extent permitted by applicable law, make available) a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by such Exchanging Dealer in the Registered Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Exchanging Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Exchanging Dealers that the Commission or Staff may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Exchanging Dealer or disclose the amount of Securities held by such Exchanging Dealer except to the extent required by the Commission or the Staff; and
(ii)    use commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective under the Securities Act during the Exchange Offer Registration Period for delivery by Exchanging Dealers in

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connection with sales of Exchange Securities received pursuant to the Registered Exchange Offer, as contemplated by Section 4(h) below.
3.    Shelf Registration. In the event that (i) the Company determines, based upon the advice of outside counsel, that the Registered Exchange Offer provided for in Section 2 hereof may not be completed because it would violate any applicable law or applicable interpretations of the Staff, or (ii) for any other reason the Registered Exchange Offer is not consummated by the Registered Exchange Offer Completion Deadline, (iii) any Holder informs the Company prior to the day that is 20 days following the completion of the Registered Exchange Offer that it was prohibited by law or Commission policy from participating in the Registered Exchange Offer (other than due solely to the status of such Holder as an affiliate of the Company within the meaning of the Securities Act), or (iv) in the case of any such Holder that participates in the Registered Exchange Offer, such Holder does not receive freely tradable Exchange Securities in exchange for tendered Securities, other than due solely to the status of such Holder being an affiliate of the Company within the meaning of the Securities Act (it being understood that, for purposes of this Section 3, the requirement that an Exchanging Dealer deliver (or, to the extent permitted by applicable law, make available) a Prospectus in connection with resales of Exchange Securities acquired in the Registered Exchange Offer in exchange for Securities acquired as a result of market making activities or other trading activities shall not result in such Exchange Securities being not “freely tradable”), the following provisions shall apply:
(a)    The Company shall, in addition to, or instead of effecting the registration of the Exchange Securities pursuant to the Exchange Offer Registration Statement, at its own expense (i) as promptly as practicable (but in no event later than 60 days after the occurrence of an event described in Section 3(i), (ii), (iii) or (iv) hereof), file with the Commission a Shelf Registration Statement, and thereafter use commercially reasonable efforts to cause to become effective under the Securities Act such Shelf Registration Statement no later than the date (the “Shelf Registration Effectiveness Deadline”) that is (A) 120 days after the date, if any, on which the Company becomes obligated to file the Shelf Registration Statement (or if such 120th day is not a Business Day, the next succeeding Business Day), or (B) if the Shelf Registration Statement is reviewed by the Commission, 210 days after the date, if any, on which the Company becomes obligated to file the Shelf Registration Statement (or if such 210th day is not a Business Day, the next succeeding Business Day), or (ii) if permitted by Rule 430B under the Securities Act, otherwise designate an existing effective registration statement with the Commission for use by the Holders as a Shelf Registration Statement, relating to the offer and sale of the Securities or the Exchange Securities, as applicable, by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement, and any such existing registration statement, as so designated, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.
(b)    The Company agrees to use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the earlier of the first anniversary of the effective date of such Shelf Registration Statement (as extended pursuant to Section 4(c)(2) hereof) or the date on which all Exchange Securities covered by the Shelf Registration Statement

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have been sold pursuant to the Shelf Registration Statement (in any such case, such period being called the “Shelf Registration Period”).
4.    Registration Procedures. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply:
(a)    The Company shall furnish to you, prior to the filing or designation thereof with the Commission, a copy of any Registration Statement, each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and agrees to use commercially reasonable efforts to reflect in each such document, when so filed or designated with the Commission, such comments as you may reasonably propose and to which the Company does not reasonably object.
(b)    The Company agrees to use commercially reasonable efforts to ensure that (i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Registration Statement and any amendment thereto does not, when it becomes effective (or, in the case of a previously filed registration statement that is effective at the time it is designated as a Shelf Registration Statement, when it is so designated), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) any Prospectus forming part of any Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(c)    (1)    The Company shall notify you and, in the case of a Shelf Registration Statement, the Holders of securities covered thereby, and, if requested by you or any such Holder, confirm such notification in writing:
(i)    when a Registration Statement and any amendment thereto has been filed (or, in the case of a previously filed registration statement that is effective at the time it is designated as a Shelf Registration Statement, when it is so designated) with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective (or, in the case of a previously filed registration statement that is effective at the time it is designated as a Shelf Registration Statement, when it is so designated); and
(ii)    of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus included therein or for additional information.
(2)    The Company shall notify you and, in the case of a Shelf Registration Statement, the Holders of securities covered thereby, and, in the case of an Exchange Offer Registration Statement, any Exchanging Dealer which has provided in writing to

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the Company a telephone or facsimile number and address for notices, and, if requested by you or any such Holder or Exchanging Dealer, confirm such notification in writing:
(iii)    of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;
(iv)    of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and
(v)    of the determination by the Company that use of the Prospectus must be suspended due to the happening of any event that requires the making of any changes in the Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.
Each such Holder or Exchanging Dealer agrees by its acquisition of such securities to be sold by such Holder or Exchanging Dealer, that, upon being so notified by the Company of a determination by the Company to suspend the use of the Prospectus described in clause (iii) of this paragraph (c)(2) (such notification, a “Suspension Notice”), such Holder or Exchanging Dealer will forthwith discontinue disposition of such securities under such Registration Statement or Prospectus, until such Holder’s or Exchanging Dealer’s receipt of the copies of the supplemented or amended Prospectus contemplated by paragraph 4(k) hereof, or until it is notified in writing by the Company that the use of the applicable Prospectus may be resumed (such date of receipt or the date of delivery of such notification, the “Recommencement Date”). The time periods relating to the effectiveness of such Registration Statement set forth in Section 2 or Section 3 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from, and including, the date of delivery of a Suspension Notice to, and including, the Recommencement Date.
(d)    The Company agrees to use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time.
(e)    The Company shall furnish to each Holder of securities included within the coverage of any Shelf Registration Statement, without charge, if the Holder so requests in writing, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules any documents incorporated by reference therein and all exhibits thereto (including those incorporated by reference therein). The filing of any such Shelf Registration Statement or post-effective amendment thereto on the Commission’s EDGAR system (or any successor thereto) or any other publicly available database maintained by the Commission will be deemed to satisfy the requirement to furnish such documents pursuant to this Section 4(e).

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(f)    The Company shall, during the Shelf Registration Period, deliver to each Holder of securities included within the coverage of any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request in writing; and the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of securities in connection with the offering and sale of the securities covered by the Prospectus or any amendment or supplement thereto.
(g)    The Company shall furnish to each Exchanging Dealer which so requests in writing, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules and, if the Exchanging Dealer so requests in writing, any documents incorporated by reference therein and all exhibits thereto (including those incorporated by reference therein). The filing of any such Exchange Offer Registration Statement or post-effective amendment thereto on the Commission’s EDGAR system (or any successor thereto) or any other publicly available database maintained by the Commission will be deemed to satisfy the requirement to furnish such documents pursuant to this Section 4(g).
(h)    The Company shall, during the Exchange Offer Registration Period, promptly deliver to each Exchanging Dealer, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as such Exchanging Dealer may reasonably request in writing for delivery by such Exchanging Dealer in connection with a sale of Exchange Securities received by it pursuant to the Registered Exchange Offer; and the Company consents to the use of the Prospectus or any amendment or supplement thereto by any such Exchanging Dealer, as aforesaid.
(i)    Prior to the Registered Exchange Offer or any other offering of securities pursuant to any Registration Statement, the Company shall register or qualify or cooperate with the Holders of securities included therein and their respective counsel in connection with the registration or qualification of such securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the securities covered by such Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.
(j)    In the case of a Shelf Registration Statement, the Company shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Securities or Exchange Securities, as applicable, to be sold pursuant to such Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request prior to sales of securities pursuant to such Shelf Registration Statement.
(k)    Upon the occurrence of any event contemplated by paragraph (c)(2)(iii) above, the Company shall use commercially reasonable efforts to promptly prepare a post-

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effective amendment to any Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered (or, to the extent permitted by law, as thereafter made available) to purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(l)    Not later than the effective date (or the designation date, in the case of a previously filed registration statement that is effective at the time it is designated as a Shelf Registration Statement) of any such Registration Statement hereunder, the Company shall provide a CUSIP number for the Securities or Exchange Securities, as the case may be, registered under such Registration Statement, and provide the Trustee with printed certificates for such Securities or Exchange Securities, in a form, if requested by the applicable Holder or Holder’s counsel, eligible for deposit with The Depository Trust Company or any successor thereto under the Indenture.
(m)    The Company agrees to use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission to the extent and so long as they are applicable to the Registered Exchange Offer or the Shelf Registration and will make generally available to its security holders a consolidated earnings statement (which need not be audited) covering a twelve-month period commencing after the effective date (or the designation date, in the case of a previously filed registration statement that is effective at the time it is designated as a Shelf Registration Statement) of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.
(n)    The Company may require each Holder of securities to be sold pursuant to any Shelf Registration Statement to furnish to the Company in writing such information regarding the Holder and the distribution of such securities as the Company may from time to time reasonably require for inclusion in such Registration Statement. The Company may exclude from any such Registration Statement the securities of any such Holder who fails to furnish such information within a reasonable time after receiving such request. Each Holder as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading. Each Holder further agrees that, neither such Holder nor any underwriter participating in any disposition pursuant to any Shelf Registration Statement on such Holder’s behalf, will make any offer relating to the Securities to be sold pursuant to such Shelf Registration Statement that would constitute an issuer free writing prospectus (as defined in Rule 433 under the Securities Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act, unless it has obtained the prior written consent of the Company (and except as otherwise provided in any underwriting agreement entered into by the Company and any such underwriter).

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(o)    If requested by a Holder of securities covered by a Shelf Registration Statement, promptly incorporate in a Prospectus supplement or post-effective amendment to the Shelf Registration Statement, such information with respect to such Holder as such Holder reasonably requests to be included therein and to which the Company does not reasonably object and shall make all required filings of such Prospectus supplement or post-effective amendment as promptly as practicable following notification of the information with respect to such Holder to be incorporated in such Prospectus supplement or post-effective amendment.
(p)    (i)    In the case of any Shelf Registration Statement, the Company shall (i) enter into such customary agreements (including underwriting agreements) and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable in any material respect than those set forth in Section 6 hereof (or such other provisions and procedures reasonably acceptable to the Majority Holders and the Managing Underwriters, if any), with respect to all parties to be indemnified pursuant to Section 6 hereof from Holders of Securities to the Company.
(ii)    Without limiting in any way paragraph (p)(i), no Holder may participate in any underwritten registration hereunder unless such Holder (x) agrees to sell such Holder’s securities to be covered by such registration on the basis provided in any underwriting arrangements approved by the Majority Holders and the Managing Underwriters and (y) completes and executes in a timely manner all customary questionnaires, powers of attorney, underwriting agreements and other documents reasonably required by the Company or the Managing Underwriters in connection with such underwriting arrangements.
(q)    In the case of any Shelf Registration Statement, the Company shall use commercially reasonable efforts to (i) make available for inspection by the Holders of securities to be registered thereunder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries reasonably requested by such Person; (ii) cause the Company’s officers, directors and employees to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for due diligence examinations in connection with primary underwritten offerings; provided, however, that any information that is nonpublic at the time of delivery of such information shall be kept confidential by the Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; (iii) make such representations and warranties to the Holders of securities registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings; (iv) obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to

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the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings; (v) obtain “comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each selling Holder of securities registered thereunder (to the extent permitted by applicable professional standards) and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings; and (vi) deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Managing Underwriters, if any, including those to evidence compliance with Section 4(k) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The foregoing actions set forth in clauses (iii), (iv), (v) and (vi) of this Section 4(q) shall be performed at each closing under any underwriting or similar agreement as and to the extent required thereunder.
5.    Registration Expenses. Except as otherwise provided in Section 4, the Company shall bear all expenses incurred in connection with the performance of its obligations under this Agreement, including, without limitation, (i) all Commission, stock exchange or Financial Industry Regulatory Authority, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable documented fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any Securities or Exchange Securities), (iii) all expenses of any Persons employed or engaged by the Company in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any free writing prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company, and (viii) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or “comfort” letters required by or incident to the performance of and compliance with this Agreement. In addition, in the event of any Shelf Registration Statement, the Company shall reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the Majority Holders to act as counsel for the Holders in connection therewith. Notwithstanding the foregoing, the Holders of the securities being registered shall pay all agency or brokerage fees and commissions and underwriting discounts and commissions attributable to the sale of such securities and the fees and disbursements of any counsel or other advisors or experts retained by such Holders (severally or jointly), other than the counsel specifically referred to above in the immediately preceding sentence, transfer taxes on resale of any of the securities by such Holders and any advertising expenses incurred by or on behalf of such Holders in connection with any offers they may make.

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6.    Indemnification and Contribution. (3) In connection with any Registration Statement, the Company agrees to indemnify and hold harmless each Holder of Securities covered thereby (including, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer) and each other Person, if any, who controls any such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnified Holder Parties”) against any and all losses, claims, damages, expenses or liabilities whatsoever (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal, state or foreign statutory law or regulation, at common law or otherwise, in each case as incurred or paid, insofar as such Losses (or actions in respect thereof) relate to, arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable to any Indemnified Holder Party in any such case to the extent that any such Losses arise out of or are based upon (1) an untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement or Prospectus, or amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Holder or Exchanging Dealer expressly for use therein or (2) otherwise related to or arising out of the Dealer Managers’ engagement under the Dealer Manager Agreement or any transaction or conduct in connection therewith, except that this clause (2) shall not apply with respect to the portion of any Losses that are finally judicially determined to have resulted primarily from the bad faith, gross negligence or willful misconduct of such indemnified party. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
The Company also agrees to indemnify any underwriters of Securities registered under a Shelf Registration Statement and each Person who controls such underwriters (collectively, the “Indemnified Underwriter Parties”) for any Losses on substantially the same basis as that of the indemnification of the Indemnified Holder Parties provided in this Section 6(a), agrees to reimburse each such Indemnified Underwriter Party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Losses, and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(p) hereof; provided, however, that the Company shall not be liable to any Indemnified Underwriter Party in any such case to the extent that any such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement or Prospectus, or amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by any underwriter expressly for use therein.
(b)    Each Holder of securities covered by a Registration Statement (including with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer) severally and not jointly agrees to (i) indemnify and hold harmless the Company, each of

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its directors and each officer who signed the Registration Statement and each other Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each other Indemnified Holder Party, and each Indemnified Underwriter Party, against any and all Losses, joint or several, described in the indemnity contained in paragraph (a) of this Section 6, as incurred or paid, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (including with respect to any Prospectus delivery as contemplated in Section 4(h) hereof) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity and (ii) reimburse the Company and each other aforementioned Person, as incurred, for any legal or other expenses reasonably incurred by it in connection with the investigation or defending of any such Loss. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.
(c)    Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel). An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless (i) such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
The Company shall not be liable for any settlement of any litigation, action or proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such proceedings, the Company agrees to indemnify and hold harmless each indemnified party from and against any and all Losses by reason of such settlement or judgment. The Company shall not, without the prior written consent of an indemnified party (which consent shall not be unreasonably withheld), effect

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any settlement of any pending or threatened proceedings in respect of which indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceedings and (ii) does not include any statement as to or any admission of default, culpability or a failure to act by or on behalf of any indemnified party.
The indemnity, reimbursement and contribution obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have to an indemnified party and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and any indemnified party.
(d)    In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is unavailable to (except in accordance with the terms set forth in this Agreement) or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the aggregate Losses to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements, omissions, actions or failures to act that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the sum of (x) the aggregate principal amount of Securities issued in the Exchange Offers (before deducting expenses) and (y) the total amount of Additional Interest which the Company was not required to pay as a result of registering the Securities covered by the Registration Statement which resulted in such Losses, and benefits received by (i) any Holders shall be deemed to be equal to the value of receiving Securities or Exchange Securities, as applicable, registered under the Securities Act and (ii) any underwriters shall be deemed to equal the total underwriting discounts and commissions actually received by the underwriters in connection with the resale of securities. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or any other alleged conduct relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and the opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each Person who controls a Holder or an underwriter, as the case may be, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Holder or underwriter, as the case may be, and

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each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).
(e)    If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) or (b) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
(f)    The provisions of this Section 6 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder, the Company or any underwriter or any of the officers, directors or controlling Persons referred to in this Section 6, and will survive the sale by a Holder of securities covered by a Registration Statement.
7.    Registration Defaults and Additional Interest. (2) If any of the following events (each a “Registration Default”) shall occur, then the Company shall pay certain additional interest (“Additional Interest”) to the Holders of the Securities affected thereby in accordance with Section 7(b):
(i)    the Exchange Offer Registration Statement has not been filed with the Commission on or prior to the Registered Exchange Offer Filing Deadline;
(ii)    neither the Registered Exchange Offer with respect to the Securities has been completed by the Registered Exchange Offer Completion Deadline nor the Shelf Registration Statement with respect the Securities has become effective on or prior to the Shelf Registration Effectiveness Deadline;
(iii)    the Exchange Offer Registration Statement has become effective but the Registered Exchange Offer is not consummated on or prior to the Registered Exchange Offer Completion Deadline;
(iv)    the Exchange Offer Registration Statement with respect to the Securities has become effective but thereafter ceases to be effective or usable prior to the consummation of the Registered Exchange Offer with respect to the Securities unless such ineffectiveness is cured on or prior to the Registered Exchange Offer Effectiveness Deadline; or
(v)    after a Shelf Registration Statement, if applicable, has become effective, such Shelf Registration Statement thereafter ceases to be effective or usable in connection with resales of the Securities for more than 180 days,

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whether or not consecutive, in any twelve-month period at any time that the Company is obligated to maintain the effectiveness thereof pursuant to this Agreement.
(b)    Additional Interest shall accrue (in addition to stated interest on the Securities) on the aggregate principal amount of the Securities affected by the Registration Default from and including the date on which the first such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, at a rate per annum equal to (i) 0.25% of the principal amount of the Securities, plus (ii) an additional 0.25% of the principal amount of the Securities from and during any period in which the Registration Default has continued for more than 90 days. In no event shall the rate at which Additional Interest accrues exceed 0.50% per annum. Accrued Additional Interest, if any, shall be paid on the Securities in cash in arrears semiannually on the interest payment dates for the Securities. Any accrued and unpaid interest (including Additional Interest) on any of the Securities shall, upon the issuance of an Exchange Security in exchange therefor cease to be payable to the Holder thereof but such accrued and unpaid interest (including Additional Interest) shall be payable on the next interest payment date for such Exchange Security to the Holder thereof on the related record date. Any Additional Interest payable by the Company shall constitute liquidated damages and shall be the exclusive remedy, monetary or otherwise, available to Holders with respect to a Registration Default.
8.    Miscellaneous.
(a)    No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that limits the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.
(b)    Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of at least a majority of the then outstanding aggregate principal amount of Securities (or, after the consummation of any Exchange Offer in accordance with Section 2 hereof, of Exchange Securities). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of securities being sold rather than registered under such Registration Statement.
(c)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication or electronic communication:
(i)    if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 8(c), which

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address initially is, with respect to each Holder, the address of such Holder maintained by the registrar under the Indenture;
(ii)    if to you, initially at the address set forth on the cover page hereto; and
(iii)    if to the Company, initially at its address set forth in the Dealer Manager Agreement.
All such notices and communications shall be deemed to have been duly given when actually received.
The Trustee or the Company by notice to the other may designate additional or different addresses for subsequent notices or communications.
(d)    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company or subsequent Holders of Securities and/or Exchange Securities. The Company hereby agrees to extend the benefits of this Agreement to any Holder. Each Holder and any transferee of any Holder that acquires Securities and/or Exchange Securities in any manner, whether by operation of law or otherwise, shall hold such Securities and/or Exchange Securities subject to all the terms of this Agreement, and by taking and holding such Securities and/or Exchange Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of, and such Person shall be entitled to the benefits of the provisions of this Agreement applicable to Holders and may specifically enforce the provisions of this Agreement as if an original party hereto.
(e)    Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
(f)    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
(g)    Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR PROCEEDING RELATED TO OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION OR CONDUCT IN CONNECTION HEREWITH, IS WAIVED.

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(h)    Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

Please confirm that the foregoing correctly sets forth the agreement between the Company and you.
Very truly yours.
CATERPILLAR FINANCIAL SERVICES CORPORATION
By: /s/ Patrick McCartan
Name:    Patrick McCartan
Title:        Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.
CITIGROUP GLOBAL MARKETS INC.

By: /s/ Adam D. Bordner_________
Name: Adam D. Bordner
Title: Vice President

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By: /s/ Laurie Campbell________
Name: Laurie Campbell
Title: Managing Director

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

SOCIÉTÉ GÉNÉRALE

By: /s/ Andrew Menzies______
Name: Andrew Menzies
Title: Managing Director

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.
BARCLAYS CAPITAL INC.

By: /s/ Pamela Kendall____
Name: Pamela Kendall
Title: Director
The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

BNY MELLON CAPITAL MARKETS, LLC

By: /s/ Philip Benedict____
Name: Philip Benedict
Title: Managing Director

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

DEUTSCHE BANK SECURITIES INC.

By: /s/ Eunice Kang________________
Name: Eunice Kang
Title: Director

By: /s/ John Han___________________
Name: John Han
Title: Director

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

ING FINANCIAL MARKETS LLC

By: /s/ Scott Dainton_______________
Name: Scott Dainton
Title: Managing Director

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

J.P. MORGAN SECURITIES LLC

By: /s/ Robert Bottamedi________
Name: Robert Bottamedi
Title: Vice President

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

LLOYDS SECURITIES INC.

By: /s/ David Keller_______
Name: David Keller
Title: Director

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

LOOP CAPITAL MARKETS LLC

By: /s/ Sidney Dillard_________
Name: Sidney Dillard
Title: Partner
The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

MIZUHO SECURITIES USA INC.

By: /s/ Moshe Tomkiewicz_______
Name: Moshe Tomkiewicz
Title: Managing Director
The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

THE WILLIAMS CAPITAL GROUP, L.P.

By: /s/ Jonathan Levin________________
Name: Jonathan Levin
Title: Principal

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